  Exhibit 99.1

New Encryption Capability for RELM’s New Digital Radio

Completes Essential Digital Product Platform – Designed from Within

WEST MELBOURNE, Fla, MONTRÉAL, and QUEBEC, August 9, 2004 – New encryption capabilities have been developed for the BK Radio flagship DPH digital portable radio from RELM Wireless (OTC Bulletin Board: RELM - News). As the new encryption capability meets DES and AES specs, RELM’s proprietary DPH technology meets or exceeds technical specifications for compliance with the APCO Project 25 standard for digital public safety radio equipment, including encryption.

“Encryption is a development of key importance to many of our customers and public safety radio users, and to our company,” said RELM President and Chief Executive Officer David P. Storey. “For digital radio users and emergency responders, our new encryption capability completes the package, providing all essential and critical functions. Our encryption strategy is distinctive in that it is designed from the inside, built into the radio’s functionality and memory, rather than as an add-on printed circuit board from the outside.”

“As for the company,” Storey continued, “this final step in our basic digital product and proprietary technology platform is the first milestone in building the next-generation and expanded digital product platform that should continue to sustain our customers and our company well into the future. Now that encryption has completed the basic platform for our VHF product line we are moving ahead toward three more milestones: first APCO trunking, then UHF and 700/800 MHz product lines to be introduced soon thereafter. Our business plan, like our product technology plan, is right on track and is expected to drive performance and sales to higher levels while meeting the critical needs of public safety radio users.”

U.S. federal and state agencies can procure digital DPH radios from RELM Wireless through several federal contracts. These now include the U. S. Department of the Interior radio contract #NBC 030003, as well as GSA Schedule #GS-35F-0133L.

For more than 55 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as business-band radios for use in a wide range of commercial and industrial applications. Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM and Uniden PRC brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: substantial losses incurred by the Company prior to 2003; reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source: RELM Wireless Corp.